UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 29, 2013

Serena Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25285	94-2669809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Gateway Drive, 4th Floor San Mateo, California	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 481-3400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 29, 2013, our stockholders elected Karen King as a director of our Board of Directors. Ms. King was designated to serve as a director by Silver Lake Partners II, L.P. (“SLP II”), pursuant to the terms of the Stockholders Agreement, dated March 10, 2006, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Ms. King serves as a Managing Director of Silver Lake, a private equity firm. As of May 1, 2013, SLP II, Silver Lake Technology Investors II, L.P., and Serena Co-Invest Partners, L.P., which are affiliates of Silver Lake, held 66,100,000 shares, or approximately 66.7%, of our common stock, and SLP II held the sole outstanding share of our series A preferred stock.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Pursuant to a written consent, effective May 29, 2013, our stockholders elected Karen King as a director of our Board of Directors. The written consent was executed by stockholders representing 97,925,780 shares, or 98.8%, of our common stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1	Stockholders Agreement among Spyglass Merger Corp., Silver Lake Partners II, L.P., Silver Lake Technology Investors II, L.P., Serena Co-Invest Partners, L.P., Integral Capital Partners VII, L.P., Douglas D. Troxel Living Trust, Change Happens Foundation and Douglas D. Troxel dated as of March 10, 2006 (incorporated by reference to Exhibit 22 to the amended Schedule 13D (File No. 005-58055), filed by Silver Lake Partners II, L.P. with the SEC on March 16, 2006)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERENA SOFTWARE, INC.

By:	/s/ Edward Malysz
	Name:	Edward F. Malysz
	Title:	Senior Vice President,
General Counsel

Date: June 3, 2013

EXHIBIT INDEX

(d) Exhibits:

Exhibit 10.1	Stockholders Agreement among Spyglass Merger Corp., Silver Lake Partners II, L.P., Silver Lake Technology Investors II, L.P., Serena Co-Invest Partners, L.P., Integral Capital Partners VII, L.P., Douglas D. Troxel Living Trust, Change Happens Foundation and Douglas D. Troxel dated as of March 10, 2006 (incorporated by reference to Exhibit 22 to the amended Schedule 13D (File No. 005-58055), filed by Silver Lake Partners II, L.P. with the SEC on March 16, 2006)